UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549


FORM 8-K


CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities
Exchange Act of 1934

Date of Report (Date of earliest event
reported):April 9, 2010,


WINSONIC DIGITAL MEDIA GROUP, LTD.
(Exact name of registrant as specified in its charter)


(State of
Incorporation) Nevada

(Commission File
Number)
000-32231

(IRS Employer
Identification
No.)52-2236253


55 Marietta Street, Suite 1600
Atlanta, GA 30303
(Address of principal executive offices) (Zip Code)

(404) 223-2301
(Registrant?s telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:


Written communications pursuant to Rule 425 under the Securities Act

Soliciting material pursuant to Rule 14a-12 under the Exchange Act

Pre-commencement communications pursuant to Rule 14d-
2(b) under the Exchange Act

Pre-commencement communications pursuant to Rule 13e-
4(c) under the Exchange Act

WinSonic Digital Media Group, LTD. (WDMG) is planning to spin off WinSonic Digital Cable Systems Network, Ltd.
(WDCSN) operating as a stand alone company. WinSonic
Digital Cable Systems Network, Ltd.(WDCSN) have been aggressively expanding its customer base prior to lunch of WinSonic Digital Cable Systems Network, Ltd.
Broadcast Center, Super Computer Lab, Customer Care
Support Service, Winsonic Home Entertainment, and
Network Operations Center. WDCSN will soon unveiled WDCSN Managed Data Vault, a cloud backup service that uses a software-based technology that replicates redundant copies of data offsite through software agents on application servers and Super computers. Despite the economic downturn, investment firms are putting their faith and funding into Digital Local Utilities providing digital media services in franchise markets of Verizon, AT&T, Comcast, Time Warner, Sony, Cisco, and IBM.

Winsonic Digital Cable Systems Network, Ltd.
Series A Funding inconnection with WDCSN Broadcast,
Super Computer Lab, Customer Care Support Center,
Winsonic Home Entertainment, and Network Operations Center.
The undersigned, being all of the directors of Winsonic Digital Media Group, Ltd., a Delaware corporation
(the Corporation), corporation (the Company), hereby takes the following actions and hereby consents, pursuant to Section 78.315(2) of the Revised Statutes of the State of Delaware,to the adoption of the following resolutions with the same force and effect as if said resolutions had been duly adopted at a meeting of the Board of Directors of the Company (the Board):

RESOLVED, that pursuant to the authority vested in the Board of Directors of the Company, the provisions of its Articles of Incorporation, as amended, and in accordance with the Revised Statutes of the State of Delaware, the Board of Directors hereby authorizes the filing of a Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock of
WinSonic Digital Cable Systems Network, Ltd. Accordingly, the Company s Series A Convertible Preferred Stock with par value of $TBD per share, shall have the powers, preferences and rights and the qualifications, limitations and restrictions thereof, as follows:

1. Designation and Number of Shares. Shares of the series shall be designated and known as the Series A Convertible
Preferred Stock of the Company. The Series A Convertible
Preferred Stock shall consist of 20,000,000 shares. Sharesof the Series A Convertible Preferred
Stock which are retired,converted into shares of Common Stock, purchased or otherwiseacquired by the Company shall be cancelled and shall revert to authorized but un-issued preferred stock, undesignated as to series and subject to re-issuance by the Company as shares of preferred stock of any one or more series.
2. Conversion of Shares of Series A Convertible
Preferred Stock.
2.1 Conversion. The holder of the Series A Convertible
Preferred Stock may, in their sole discretion, convert each share of Series A Convertible Preferred
Stock into five (5) shares of the Company s Common
Stock at any time following the date of issuance of the Series A Convertible Preferred Stock. The shares of Common Stock received by the Series A
Shareholder upon conversion of the Series A Convertible
Preferred Stock shall be called the Conversion Shares.
The Conversion Shares shall be fully paid and non-assessable.To convert the shares of Series A
Convertible Preferred Stock the Series A Shareholder must give written notice to the Company that the Series A Shareholder elects to convert his or her shares of Series A Convertible
Preferred Stock into Common Stock and by surrender of all the certificates for the shares of Series A
Convertible Preferred Stock to be converted to the Company at its principal office (or such other office or agency of the Company as the Company may designate by notice in writing to the holders of the Series
A Convertible Preferred Stock) at any time during its usual business hours on the date set forth in such notice,together with a statement of the name or names (with addresses and social security numbers) in which the certificates for shares of Conversion Shares shall be issued.
2.2 Issuance of Certificates: Time Conversion
Effected. Promptly after the receipt of the written notice referred to in subparagraph 2.1, and surrender of the certificates for the shares of Series A
Convertible Preferred Stock to be converted, the Company shall issue and deliver, or cause to be issued and delivered, to the Series A Shareholder, in such name or names as the Series A Shareholder may direct, certificates to each such Series A
Shareholder for the number of shares of Conversion
Shares issuable upon the conversion of such shares of Series A Convertible Preferred Stock. To the extent permitted by law, such conversion shall be deemed to have been effected as of the close of usiness on the date on which such written notice shall have been received by the Company. At such time the rights of the holders of such shares of Series A Convertible Preferred Stock to be converted shall cease, and the person or persons in whose name or names the certificates for Conversion Shares shall be issuable upon such conversion shall be deemed to have become holders of record of the common shares represented thereby.
3. Liquidation.
3.1 Upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holders of the shares of Series A Convertible
Preferred Stock shall be pari passu in rights with the holders of the Company s outstanding preferred stock and senior in rights to the holders of the Company s Common Stock and shall be entitled to be paid a maximum amount TBD per share of Series A
Convertible Preferred Stock. Such amount payable with respect to one share of Series A Convertible
Preferred Stock, as the case may be, being sometimes referred to as the "Liquidation Payment and with respect to all shares of Series A Convertible
Preferred Stock being sometimes referred to as the Liquidation Payments".
3.2 If upon such liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the assets to be distributed among the holders of Series A Convertible
Preferred Stock shall be insufficient to permit payment to the holders of Series A Convertible
Preferred Stock and the Company s other
preferred stockholders of the full Liquidation
Payments, then the entire assets of the Company to be so distributed shall be distributed ratably among the holders of Series A Convertible
Preferred Stock and the holders of the Company s preferred stock.
3.3 Upon any such liquidation, dissolution or winding up of the Company, after the holders of Series A Convertible Preferred Stock and other preferred stockholders shall have been paid in full the amounts to which they shall be entitled as set forth in subparagraph 3.1 above, the remaining net assets of the Company shall be distributed to the holders of Common Stock in proportion to the shares of Common Stock then held by them.
3.4 The consolidation or merger of the Company into or with any other entity or entities which results in the exchange of outstanding shares of the Company for securities or other consideration issued or paid or caused to be issued or paid by any such entity or affiliate thereof, and the sale or transfer by the Company of all or substantially all its assets, shall be deemed to be a liquidation, dissolution or winding up of the Company within the meaning of the provisions of this paragraph 3, with the result that, unless previously converted into shares of Common Stock, the outstanding shares of Series A Convertible Preferred Stock shall automatically convert into Conversion Shares under the provisions of
Section 2 above.
4. Adjustments to the Conversion Ratio. In case the Company shall at any time subdivide
(by any stock split, stock dividend or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Conversion provision in effect immediately prior to such subdivision shall not be proportionately increased. Conversely, in case the outstanding shares of Common Stock shall be combined into a smaller number of shares (by reverse split or otherwise), the Conversion provision in effect immediately prior to such combination shall be proportionately reduced so long as these share have not been converted into Common Shares.
5. Voting Rights. Each holder of outstanding shares of Series A Convertible Preferred
Stock shall be entitled to the number of votes equal to the number of whole shares of Common Stock into which the shares of Series A Convertible Preferred Stock held by such holder are then convertible, with respect to any and all matters presented to the common stockholders of the Company for their action or consideration. Except as provided by law holders of Series A Convertible
 Preferred Stock shall vote together with the holders of the Company s Common Stock as a single class on any actions to be taken by the common stockholders of this Company.
6. Stock to be Reserved. The Company will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issuance upon the conversion of Series A Convertible Preferred Stock as herein provided, such number of shares of Common Stock as shall then be issuable upon the conversion of all outstanding shares of Series A
Convertible Preferred Stock.
7. Amendments. No provision of these terms of the Series A Convertible Preferred Stock may be amended, modified or waived as to such Series without the written consent or affirmative vote of the holders of at least fifty-one percent (51%) of the then outstanding shares of Series A Convertible Preferred Stock.
RESOLVED, that the proper officers of the Company be, and each of them hereby is, authorized and directed, by and on behalf of the Company, to execute, file and/or deliver, in the name and on behalf of the Company, any and all certificates, orders, receipts, agreements and other documents as they deem necessary or appropriate to carry out the intent of the foregoing resolutions and to consummate the transactions contemplated thereby, the execution and delivery of any such certificates, orders, receipts, agreements or documents to be conclusive evidence of their authority to do so.

RESOLVED, that any and all actions heretofore, or hereinafter, taken in furtherance of the transactions authorized or contemplated herein, by each director or officer of the Corporation, acting singly, on behalf of the Company, be and hereby is ratified, approved and confirmed, including, without limiting the foregoing, the issuance of shares of the Company s preferred stock or the execution and delivery of any agreements, certificates, filings, instruments and other documents as may have been necessary or appropriate in order to effectuate the transactions contemplated under these resolutions.